UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 5, 2023

(Date of earliest event reported)

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

650-244-4990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2023, Titan Pharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended December 31, 2022 (“2022 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000. In its 2022 10-K, the Company reported stockholders’ equity of $1,363,000, and, as a result, does not currently satisfy Nasdaq Marketplace Rule 5550(b)(1).

The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company has 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). The Company intends to submit a compliance plan within 45 days of the date of the notification and will evaluate available options to resolve the deficiency and regain compliance. If the Company’s compliance plan is accepted, the Company may be granted up to 180 calendar days from April 5, 2023 to evidence compliance.

Item 5.08. Shareholder Nominations Pursuant to Exchange Act Rule 14a-11.

On April 10, 2023, the Board of Directors (the “Board”) of the Company determined that the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, on June 19, 2023 at 9:00 a.m. (EST). Stockholders of record of the Company’s common stock at the close of business on May 1, 2023 will be entitled to notice of, and to vote at, the Annual Meeting. The Company, however, reserves the right to change the record date, meeting date, and meeting location prior to the Annual Meeting.

Since the Company did not hold an annual stockholder meeting during 2022, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at Titan Pharmaceuticals, Inc., 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080 on or before the close of business on April 24, 2023, which date the Company has determined be a reasonable time before it expects to begin to print and distribute its proxy materials.

In addition to complying with the April 24, 2023 deadline, stockholder director nominations and stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must also comply with all applicable Securities and Exchange Commission rules, including Rule 14a-8, Delaware corporate law and the Bylaws of Titan Pharmaceuticals, Inc. in order to be eligible for inclusion in the proxy materials for the Annual Meeting. Any director nominations and stockholder proposals received after the April 24, 2023 deadline will be considered untimely and will not be considered for inclusion in the proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ David E. Lazar
David E. Lazar
Chief Executive Officer

Date:       April 11, 2023

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